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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ASI HOLDING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


        ASI Holding Corporation (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General

Corporation Law") hereby certifies as follows:

        FIRST: That the Board of Directors of the Corporation, by unanimous vote of all directors present at a meeting duly called and at which a quorum was present and acting throughout, duly adopted the following resolutions setting forth the proposed amendments to the Certificate of Incorporation of the Corporation and declaring such amendments to be advisable:

        "RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article FIRST of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows: 'The name of the Corporation is American Standard Companies Inc.'"

        "RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that Article SIXTH of the Corporation's Certificate of Incorporation be amended to add a new second paragraph to sub-article (e) thereof, and to add a new sub-article (f) thereto, to read in their entirety as follows:

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
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                (f) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom."

        SECOND:   That in lieu of a meeting of the stockholders of the
Corporation the Corporation's majority stockholder has by less than unanimous written consent, dated November 2, 1994, approved the adoption of the foregoing amendments in accordance with the provisions of Section 228 of the General Corporation Law, that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation and that notice of such consent has been provided to those stockholders who did not consent in accordance with Section 228 of the General Corporation Law.

        THIRD:    That the foregoing amendments to the Certificate of
Incorporation of the Corporation were duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.


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        IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 9th day of November, 1994.


                                         /s/ RICHARD A. KALAHER
                                         ---------------------------------
                                         Name: Richard A. Kalaher
                                         Title: Acting Secretary


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